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                                   PROMISSORY NOTE

                                                                Honolulu, Hawaii
$110,000,000.00                                                   March 29, 1996

     FOR VALUE RECEIVED, SCHULER HOMES, INC., a Delaware corporation, (the "Maker"), promises to pay to the order of FIRST HAWAIIAN BANK, a Hawaii corporation (the "Agent"), as agent for: BANK OF AMERICA NT&SA; NBD BANK; BANK OF BOSTON; BANK OF HAWAII; and FIRST HAWAIIAN BANK (collectively, the "Banks"), at the Agent's office at 1132 Bishop Street, Honolulu, Hawaii, or at such other place as the Agent may from time to time designate, the principal sum of ONE HUNDRED TEN MILLION AND NO/100 DOLLARS ($110,000,000.00), or so much thereof as is from time to time advanced, pursuant to the terms and conditions contained in that certain Credit Agreement dated March 29, 1996, (the "Credit Agreement") executed by and among the Maker, the Agent, and the Banks, which is incorporated herein by reference.

    Principal, interest, fees and charges payable under the Credit Agreement shall be payable in lawful money of the United States of America, in immediately available funds, as provided in the Credit Agreement. All unpaid principal, all accrued but unpaid interest, and all unpaid fees and charges shall be due and payable on July 1, 1998, unless extended by the Banks pursuant to Section 2.09 of the Credit Agreement, or unless sooner due following the occurrence of an "Event of Default" under the Credit Agreement.

    If any payment of principal or interest shall not have been paid within ten
(10) days after the same becomes due and payable, the Agent, in addition to its other remedies, may collect, and the Maker shall pay on demand, a late charge equal to five percent (5%) of the amount overdue.

    The Maker promises to pay such attorneys' fees and expenses as are incurred pursuant to the Credit Agreement to induce or compel the payment of this Note or any portion of the indebtedness evidenced hereby, whether suit is brought hereon or not.

    Except as otherwise provided herein, the Maker, indorsers and guarantors hereof and all others who may become liable for any part of this obligation severally waive presentment, protest, demand and notice of protest, demand, dishonor and nonpayment of this Note and consent to any number of renewals or extensions of the time of payment hereof and to any release of parties obligated hereunder or forbearance in the enforcement hereof.

    No provision in this Note may be waived, modified or cancelled orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, modification, discharge or cancellation is sought.

    This Note shall be governed by and construed according to the laws of the State of Hawaii.

    IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed.

                                  SCHULER HOMES, INC.


                                  By   /s/ Pamela S. Jones
                                       -------------------------------------
WITNESSED:                             Name: Pamela S. Jones
                                       Title: Senior Vice President - Finance &
                                            Chief Financial Officer

/s/ Karen K. Kubota
- - ---------------------------------                                 "Maker"
/s/ Alvin Takahashi
- - ---------------------------------